Exhibit 23



          INDEPENDENT AUDITORS' CONSENT


          We consent to the incorporation by reference in Registration Statements No. 2-97977, No. 33-8245, No. 33-78744 and No. 33-
          65233 of Miltope Group, Inc. on Forms S-8 and No. 33-33752 of Miltope Group, Inc. on Form S-3 of our report dated March 20, 1996, appearing in the Annual Report on Form 10-K of Miltope Group Inc. for the year ended December 31, 1995.

          /s/ Deloitte & Touche LLP

          Birmingham, Alabama
          March 29, 1996